EXHIBIT 99.1

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Brady Corporation Announces CEO Transition

•Russell Shaller to Retire After an Accomplished 11-year Tenure with Brady
•Current Board Member, Vineet Nargolwala, Appointed Chief Executive Officer

MILWAUKEE (June 8, 2026) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), today announced that the Board of Directors has appointed Vineet Nargolwala, an accomplished technology executive and a current member of the Company’s Board of Directors, to succeed Russell Shaller as Chief Executive Officer effective June 8, 2026. Mr. Shaller recently informed the Board of Directors of his decision to retire as both an officer and director of the Company. At the request of the Board of Directors, Mr. Shaller will remain with the Company in a consultative position until August 1, 2026, to ensure a smooth transition. Mr. Nargolwala will remain a member of the Board of Directors.
Bradley Richardson, Chair of the Board of Directors of Brady Corporation, said, “On behalf of our Board and the entire Brady team worldwide, I would like to thank Russell for his unparalleled contributions to the Company over the past eleven years. Under his leadership, the Company made strategic investments that drove market share, record-high EPS results, and strong returns to our shareholders. During his tenure as CEO, the market value of the company rose nearly 90%. We are eternally grateful to Russell, and we wish him the very best in his retirement.”
“It has been a privilege to lead the Brady Corporation team,” said Russell Shaller. “Together, we launched incredible new products, expanded our portfolio through key strategic acquisitions, and achieved five consecutive years of both organic sales growth and record EPS. I have worked closely with Vineet over the past four years, and I believe that I leave the organization in extremely capable hands. I am excited for the future of Brady as it embarks upon the next chapter of growth.”
The Board of Directors believes that Mr. Nargolwala is uniquely qualified to succeed Mr. Shaller as the Chief Executive Officer as the Company significantly expands and transforms with the announced acquisition of the Productivity Solutions and Services (“PSS”) business from Honeywell. He is a proven public company CEO with extensive experience leading growth and cultural transformations in global technology organizations with deep engineering and technology cultures.
Mr. Nargolwala previously served as President, Chief Executive Officer and Director of Allegro MicroSystems, Inc. from June 2022 to February 2025. Prior to joining Allegro, Mr. Nargolwala was with Sensata Technologies for nearly a decade. He has served on the Company’s Board of Directors for the past four years and has been intricately involved in the Board’s assessment of, and the decision to acquire, the PSS business. Earlier in his career, Mr. Nargolwala spent nearly 10 years at Honeywell in senior leadership roles.
Mr. Richardson continued, “We are exceptionally fortunate that Vineet has agreed to become the next Chief Executive Officer of Brady Corporation. He brings decades of experience in industrial technology applications, overseeing large, publicly traded organizations, nurturing culture, and driving transformation and growth. We believe that the combination of his experience on the Brady Board and his long tenure with Honeywell earlier in his career, uniquely positions him to lead our growth transformation. Vineet’s appointment as our next CEO is an important step that the Board is taking to enhance our leadership and Board composition as we transform the Company with the PSS acquisition, and we are confident in his ability to seamlessly integrate the PSS business with our existing strong Brady operations.”
Vineet Nargolwala said, “I am deeply honored to step into the role of CEO at such an important moment in our Company’s journey. Having served on the Board, I have had the privilege of seeing firsthand the talent, commitment and resilience that define this Company and underpin its strong reputation. I want to thank Russell for his leadership and contributions to position us for this exciting next chapter. I wish him and his family all the best in retirement.”
Mr. Nargolwala continued, “I could not be more excited about the opportunity that lies ahead as we prepare to close the most transformative acquisition in our company’s history. As we look to harness the tremendous potential of our complementary product lines, I am confident in this team’s ability to expand our capabilities and create even greater value for our customers, employees and shareholders.”

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2025, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2025 sales were approximately $1.51 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of materials, labor, material shortages and supply chain disruptions, including as a result of tariffs or other impacts of the global trade environment; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate and grow acquired companies; difficulties in protecting our websites, networks, and systems against security breaches and difficulties in preventing phishing attacks, social engineering or malicious break-ins; risks associated with the loss of key employees; litigation, including product liability claims; global climate change and environmental regulations; foreign currency fluctuations; changes in tax legislation and tax rates; potential write-offs of goodwill and other intangible assets; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; the possibility that events, changes or other circumstances could result in termination of the agreement to acquire the PSS business; our ability to complete the pending acquisition of the PSS business on the anticipated timeline or at all, including risks related to the timing, receipt and terms of required governmental and regulatory approvals and the satisfaction or waiver of other closing conditions; the potential effects of the pending acquisition and related integration planning on Brady’s and the PSS business’s relationships with customers, suppliers and other business partners, ability to retain, hire and integrate key personnel including officers, operating results and businesses generally; our ability to realize the anticipated strategic and financial benefits of the pending acquisition of the PSS business, including expected synergies, within the anticipated timeframe, or at all; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and

Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2025.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.